UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	December 10, 2003
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RIGHT MANAGEMENT CONSULTANTS, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-31534	23-2153729
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(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Philadelphia, Pennsylvania	19103
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(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 988-1588
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Item 5. Other Events

     On December 10, 2003, Right Management Consultants, Inc. (the “Company”) and Manpower Inc. (“Manpower”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 10, 2003, by and among the Company, Manpower and Hoosier Acquisition Corp., a wholly-owned subsidiary of Manpower (“Merger Sub”), pursuant to which Merger Sub will commence an exchange offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, $0.01 par value per share (the “Company Common Stock”). Each share of Company Common Stock accepted by Merger Sub pursuant to the Offer will be exchanged for a number of shares of Manpower common stock, $0.01 par value per share (the “Manpower Common Stock”), equal to $18.75 divided by the average trading price of Manpower’s common stock during the ten trading days ending on and including the second trading day prior to the closing of the Offer (the “Exchange Rate”). The Exchange Rate is subject to adjustment in certain circumstances, as more fully described in the Merger Agreement.

     The Offer is subject to customary conditions, including the tender to Merger Sub of at least a majority of the shares of Company Common Stock (calculated in accordance with the terms of the Merger Agreement). Following the consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Manpower (the “Merger”). Upon the effectiveness of the Merger, each outstanding share of Company Common Stock not exchanged in the Offer will be automatically converted into the right to receive that number of shares of Manpower Common Stock equal to the Exchange Rate.

     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by the terms and conditions thereof. The Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release issued by the Company and Manpower on December 10, 2003 announcing the transactions contemplated by the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the Merger Agreement, Manpower entered into a Tender and Voting Agreement, dated as of December 10, 2003 (the “Tender and Voting Agreement”), with certain of the Company shareholders listed on Schedule I attached thereto, pursuant to which each such shareholder has agreed to tender all of the shares of Company Common Stock beneficially owned by such shareholder in the Offer and to vote any shares of Company Common Stock not tendered in the Offer in favor of the Merger. The Tender and Voting Agreement is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

     This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell Company Common Stock. Merger Sub has not commenced the Offer. Upon the commencement of the Offer, Manpower and Merger Sub will file with the Securities and Exchange Commission (the “Commission”) a tender offer statement on Schedule TO (the “Tender Offer Statement”) and a Registration Statement on Form S-4 (the “Registration Statement”), and the Company will file with the Commission a solicitation/recommendation statement on Schedule 14D-9 (the “Recommendation Statement”). Shareholders of the Company are advised to read the Tender Offer Statement, the Registration Statement and the Recommendation Statement when they become available, as they will contain important information about the Company, Manpower, the Offer and the Merger. Shareholders of the Company may obtain free copies of these statements, when available, from the Commission's website at www.sec.gov, or at the Company’s website at www.right.com or Manpower’s website at www.investor.manpower.com.

Item 7. Financial Statements and Exhibits

     (c)     Exhibits

             2.1       Agreement and Plan of Merger, dated as of December 10, 2003, by and among Manpower Inc., Hoosier Acquisition Corp. and
                         Right Management Consultants, Inc.

             2.2       Tender and Voting Agreement, dated as of December 10, 2003, by and among Manpower Inc. and the persons listed on
                         Schedule I attached thereto.

             99.1      Joint press release of Manpower Inc. and Right Management Consultants, Inc., issued on December 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 10, 2003	RIGHT MANAGEMENT CONSULTANTS, INC.

	By:	/s/ Charles J. Mallon –––––––––––––––––––––––
Name: Charles J. Mallon Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number          Description
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2.1           Agreement and Plan of Merger, dated as of December 10, 2003, by and among Manpower Inc., Hoosier Acquisition Corp. and Right
                Management Consultants, Inc.

2.2           Tender and Voting Agreement, dated as of December 10, 2003, by and among Manpower Inc. and the persons listed on Schedule I attached thereto.

99.1         Joint press release of Manpower Inc. and Right Management Consultants, Inc., issued on December 10, 2003.